                        [LETTERHEAD OF SHLOMO ZIV & CO.]

                                                                  March 25, 1999

Arthur Andersen & Co.
1345 Avenue of the Americas
New York, N.Y. 10105
U.S.A.
------

Gentlemen,

RE: Ampal Holdings (1991) Ltd.
    Consent of Independent Public Accountants
    -----------------------------------------

As independent public accountants of Ampal Holdings (1991) Ltd., we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements File No. 33-51023, and No. 55137.

                                                          Sincerely,

                                                     /s/ Shlomo Ziv & Co.

                                                       Shlomo Ziv & Co.
                                             Certified Public Accountants (Isr.)